EXHIBIT 21




                             BELMAR CAPITAL FUND LLC
                                  SUBSIDIARIES


     Name                                     Jurisdiction of Incorporation
     ----                                     -----------------------------

     Belmar Realty Corporation                          Delaware

     Bel Alliance Apartments, LLC                       Delaware